As filed with the Securities and Exchange Commission on August 16, 1996
                                           Registration No. 333-_____
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                            ________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                           ________________

                   GENERAL SURGICAL INNOVATIONS, INC.
        (Exact name of Registrant as specified in its charter)

           CALIFORNIA                     97-3170244
   (State of incorporation)     (I.R.S. Employer Identification No.)


                           3172A PORTER DRIVE
                          PALO ALTO, CA 94304
                (Address of principal executive offices)
                        _______________________

                   1996 EMPLOYEE STOCK PURCHASE PLAN
                   1992 INCENTIVE STOCK OPTION PLAN
                   1995 DIRECTORS' STOCK OPTION PLAN
                       (Full title of the Plans)
                        _______________________

                          RODERICK A. YOUNG
                  PRESIDENT & CHIEF EXECUTIVE OFFICER
                  GENERAL SURGICAL INNOVATIONS, INC.
                          3172A PORTER DRIVE
                          PALO ALTO, CA 94304
                            (415) 812-9730
(Name, address and telephone number, including area code, of agent for service)
                        _______________________
                              Copy to:

                        Maribeth T. Younger
                         Venture Law Group
                        2800 Sand Hill Road
                    Menlo Park, California 94025
                           (415) 854-4488

                          Page 1 of 10 Pages
                       Exhibit Index on Page 8
         (Calculation of Registration Fee on following page)


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

- -------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------

                                                            Proposed          Proposed             Amount
                                           Maximum           Maximum           Maximum               of
                                         Amount to be     Offering Price      Aggregate         Registration
Title of Securities to be Registered     Registered(1)      Per Share       Offering Price           Fee
- -------------------------------------------------------------------------------------------------------------
1996 EMPLOYEE STOCK PURCHASE PLAN
    Common Stock,
    $0.001 par value. . . .                2,226 Shares      $14.25(2)        $    31,720.50     $   10.94
                                        (issued)

    Common Stock,
    $0.001 par value. . . .              272,317 Shares      $ 9.74(3)        $ 2,652,367.68     $  914.61
                                       (unissued)

1992 INCENTIVE STOCK OPTION PLAN
    Common Stock,
    $0.001 par value. . . .            1,003,713 Shares      $ 1.13(4)        $ 1,134,195.69     $  391.10
                                       (issued)

    Common Stock,
    $0.001 par value. . . .              613,277 Shares      $10.25(5)        $ 6,286,089.25     $2,167.62
                                       (unissued)

1995 DIRECTORS' STOCK OPTION PLAN
    Common Stock,
    $0.001 par value. . . .               82,363 Shares      $ 2.00(4)        $   164,726        $   56.80
                                        (issued)

    Common Stock,
    $0.001 par value. . . .               82,363 Shares      $10.25(5)        $   844,220.75     $  291.11
                                       (unissued)


                    TOTAL              2,056,259 Shares                       $11,113,320        $3,832.18

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation is based on the per share price on the date of purchase multiplied by 95%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 13, 1996, multiplied by 95%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(4) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(5) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on August 13, 1996.

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on May 10, 1996 pursuant to Rule 424(b)(4) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1933 (the "EXCHANGE ACT") on May 3, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the shares will be passed upon by Venture Law Group, a Professional Corporation, Menlo Park, California. As of the date of this filing, certain attorneys of Venture Law Group beneficially own an aggregate of 28,733 shares of the Registrant's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation limit the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
California Corporations Code.   In addition, the Registrant has entered into
Indemnification Agreements with its officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS.

Exhibit
Number
- --------

4.1*                 1996 Employee Stock Purchase Plan

4.2*                 1992 Incentive Stock Option Plan

4.3*                 1995 Directors' Stock Option Plan

5.1                  Opinion of Venture Law Group, a Professional
                     Corporation (see p. 10).

23.1                 Consent of Venture Law Group, a Professional
                     Corporation (included in Exhibit 5.1).

23.2                 Consent of Independent Accountants (see p. 8).

24.1                 Powers of Attorney (see p. 7).

_______________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-002774), declared effective on May 9, 1996.

Item 9.        UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, GENERAL SURGICAL INNOVATIONS, INC., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this August 16, 1996.


                               GENERAL SURGICAL INNOVATIONS, INC.



                               By:   /s/ Roderick A. Young
                                   ----------------------------------
                                     Roderick A. Young
                                     President & Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. Young and Stephen J. Bonelli, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                          TITLE                          DATE


/s/ Roderick A. Young           President, Chief Executive Officer
- -----------------------------   and Director (Principal Executive        August 16, 1996
Roderick A. Young               Officer)


/s/ Stephen J. Bonelli          Vice President of Finance and Chief
- -----------------------------   Financial Officer (Principal             August 16, 1996
Stephen J. Bonelli              Financial and Accounting Officer)


/s/ Thomas J. Fogarty, M.D.
- -----------------------------   Chairman and Director                    August 16, 1996
Thomas J. Fogarty, M.D.


/s/ Dave Chonette
- -----------------------------   Director                                 August 16, 1996
Dave Chonette

/s/ Paul Goeld
- -----------------------------   Director                                 August 16, 1996
Paul Goeld

/s/ Mark A. Wan
- -----------------------------   Director                                 August 16, 1996
Mark A. Wan


                             INDEX TO EXHIBITS


EXHIBIT                                                    PAGE
NUMBER                                                      NO.


   4.1*          1996 Employee Stock Purchase Plan            --
   4.2*          1992 Incentive Stock Option Plan             --
   4.3*          1995 Directors' Stock Option Plan            --
   5.1           Opinion of Venture Law Group, a
                 Professional Corporation                      9
  23.1           Consent of Venture Law Group, a
                 Professional Corporation                      9
                 (included in Exhibit 5.1).

  23.2           Consent of Independent Accountants
                 (see p. 8).                                   8
  24.1           Powers of Attorney (see p. 7).                7


_______________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-002774), declared effective on May 9, 1996.